Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alternative Technology Resources, Inc. 1997 Stock Option Plan, Non-Statutory Stock Option for Edward Lammerding of our report dated August 17, 1999 (except for Note 8, as to which the date is August 31, 1999) with respect to the financial statements of Alternative Technology Resources, Inc. included in its Form 10-KSB for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP


Sacramento, California
October 26, 1999